EXHIBIT 99.01

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Caraustar Industries, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2002 as submitted for filing with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas V. Brown, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2003

/s/ Thomas V. Brown

Thomas V. Brown President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Caraustar Industries, Inc. and will be retained by Caraustar Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.